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                                                                      EXHIBIT 5



                                 UNGARETTI & HARRIS

                          3500 THREE FIRST NATIONAL PLAZA

                              CHICAGO, ILLINOIS  60602


July 21, 1998



CenterPoint Properties Trust
1808 Swift Road
Oak Brook, Illinois  60523


Ladies and Gentlemen:

We have acted as counsel to CenterPoint Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the preparation of (i) a Registration Statement on Form S-3 of the Company filed with the Securities and Exchange Commission (the "Commission") on December 19, 1996 and declared effective by the Commission on January 6, 1997 as amended by a Post-Effective Amendment No. 1 filed with the Commission of October 15, 1997 and declared effective by the Commission on October 23, 1997 and as amended by a Post-Effective Amendment No. 2 filed with the Commission on the date hereof (the "Registration Statement"), relating to the registration, under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of up to $200,000,000 in securities of the Company; and (ii) a supplement dated the date hereof (the "Supplement") to the Registration Statement, relating to the issuance and sale from time to time of up to 750,000 Common Shares of Beneficial Interest of the Company, $.001 par value per share (the "Common Shares") pursuant to the terms of a Sales Agency Agreement dated as of July 20, 1998 between the Company and Brinson Patrick Securities Corporation filed as an exhibit to the Registration Statement.

In this regard, we have examined:

a. the declaration of trust, by-laws and organizational documents of the Company;

b.   certain resolutions adopted by the Company's Board of Trustees;

c.   the Registration Statement and Supplement; and

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CenterPoint Properties Trust
July 21, 1998
Page -2-


d. such other documents as we have deemed relevant for the purpose of rendering the opinions set forth herein, including certifications as to certain matters of fact by responsible officers of the Company and by governmental authorities.

We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Common Shares being sold pursuant to the Registration Statement and Supplement, if and when issued under the circumstances contemplated by the Supplement, will be validly issued, fully paid and nonassessable.

We are members of the Bar of the State of Illinois. Our opinion is limited to the laws of the State of Illinois and the general laws of the United States of America. Insofar as our opinion relates to matters of Maryland law, we have relied on the opinion dated the date hereof of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, a copy of which is attached hereto.

We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus that is part of the Registration Statement. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.

Very truly yours,




Ungaretti & Harris





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                                    Gordon, Feinblatt, Rothman, Hoffberger &
                                      Hollander, LLC
                                    The Garrett Building
                                    233 East Redwood Street
                                    Baltimore, Maryland 21202

                          July 21, 1998

CenterPoint Properties Trust
1808 Swift Road
Oak Brook, Illinois 60523

Ladies and Gentlemen:

     We have acted as special Maryland counsel to CenterPoint Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the preparation of (i) a Registration Statement on Form S-3 of the Company filed with the Securities and Exchange Commission (the "Commission") on December 19, 1996 and declared effective by the Commission on January 6, 1997 as amended by a Post-Effective Amendment No. 1 filed with the Commission on October 15, 1997 and declared effective by the Commission on October 23, 1997 and as amended by a Post-Effective Amendment No. 2 filed with the Commission on the date hereof (the "Registration Statement"), relating to the registration, under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of up to $200,000,000 in securities of the Company; and
(ii) a supplement dated the date hereof (the "Supplement") to the Registration Statement, relating to the issuance and sale of up to 750,000 Common Shares of beneficial interest of the Company, $.001 par value per share (the "Common Shares"), pursuant to the terms of a Sales Agency Agreement dated as of July 20, 1998 between the Company and Brinson Patrick Securities Corporation filed as an exhibit to the Registration Agreement.

     In this regard we have examined:

     a. the declaration of trust, by-laws and organizational documents of the Company;

     b.  certain resolutions adopted by the Company's Board of Trustees;

     c.  the Registration Statement and Supplement; and

     d. such other documents as we have deemed necessary for the purpose of rendering the opinions set forth



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CenterPoint Properties Trust
July 21, 1998
Page 2


          herein, including certifications as to certain matters of fact by responsible officers of the Company and by governmental authorities.

     We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

     Based upon the foregoing, we are of the opinion that the Common Shares being sold pursuant to the Registration Statement and Supplement, if and when issued under the circumstances contemplated by the Supplement, will be validly issued, fully paid and nonassessable.

     We are members of the Bar of the State of Maryland. Our opinion is limited to the laws of the State of Maryland and the general laws of the United States of America.

                                           Very truly yours,

                                           Gordon, Feinblatt, Rothman,
                                             Hoffberger & Hollander, LLC

                                           By:  /s/ Edward E. Obstler
                                                ---------------------------
                                                Edward E. Obstler, Member